OREGON METALLURGICAL CORPORATION

                                       AND

                      CHASEMELLON SHAREHOLDER SERVICES, LLC

                                  RIGHTS AGENT

                                RIGHTS AGREEMENT

                         DATED AS OF DECEMBER 12, 1996,
                       AND AS AMENDED AS OF JULY 24, 1997





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                                TABLE OF CONTENTS

                                                                            PAGE

Section 1.     Certain Definitions..........................................  1

Section 2.     Appointment of Rights Agent..................................  7

Section 3.     Issuance of Right Certificates...............................  7

Section 4.     Form of Right Certificates...................................  8

Section 5.     Execution, Countersignature and Registration.................  9

Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right
               Certificates................................................. 10

Section 7.     Exercise of Rights; Purchase Price; Expiration Date of
               Rights....................................................... 10

Section 8.     Cancellation and Destruction of Right Certificates........... 13

Section 9.     Reservation and Availability of Common Shares................ 13

Section 10.    Record Date for Securities Issued Upon Exercise of Rights.... 14

Section 11.    Adjustments.................................................. 15

Section 12.    Certification of Adjustments................................. 20

Section 13.    Consolidation, Merger or Sale or Transfer of Assets or
               Earning Power................................................ 20

Section 14.    Fractional Rights and Fractional Stock....................... 23

Section 15.    Rights of Action............................................. 24

Section 16.    Agreement of Rights Holders.................................. 25

Section 17.    Right Certificate Holder Not Deemed a Shareholder. .......... 25

Section 18.    Concerning the Rights Agent.................................. 26

Section 19.    Merger or Consolidation or Change of Name of Rights Agent.... 26

Section 20.    Duties of Rights Agent....................................... 27



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Section 21.    Change of Rights Agent....................................... 29

Section 22.    Issuance of New Right Certificates........................... 30

Section 23.    Redemption and Termination................................... 30

Section 24.    Notice of Certain Events..................................... 32

Section 25.    Notices...................................................... 33

Section 26.    Supplements and Amendments................................... 33

Section 27.    Exchange..................................................... 34

Section 28.    Determination and Actions by the Board....................... 35

Section 29.    Successors................................................... 36

Section 30.    Benefits of this Rights Agreement............................ 36

Section 31.    Severability................................................. 36

Section 32.    Governing Law................................................ 36

Section 33.    Counterparts................................................. 36

Section 34.    Descriptive Headings......................................... 37


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                                RIGHTS AGREEMENT

         Rights Agreement dated as of December 12, 1996 and as amended as of July 24, 1997 ("Rights Agreement"), between Oregon Metallurgical Corporation, an Oregon corporation (the "Company"), and ChaseMellon Shareholder Services, LLC (the "Rights Agent").

         The Board of Directors of the Company has authorized and declared a dividend of a right to purchase one-fifth of a Common Share and a note, which was replaced and amended with a right to purchase one Common Share (the "Right") for each Common Share of the Company outstanding on the Record Date and has further authorized and directed the issuance of one Right for each such Common Share issued between the Record Date and the earliest of the Distribution Date, the Redemption Date or the Expiration Date and, in certain circumstances provided in Section 22, after the Distribution Date, each Right representing the right to purchase one Common Share, upon the terms and subject to the conditions set forth in this Rights Agreement.

         Accordingly, in consideration of the premises and the mutual agreements set forth in this Rights Agreement, the parties agree as follows:

SECTION 1.     CERTAIN DEFINITIONS.

         For purposes of this Rights Agreement, the following terms have the meanings indicated:

         (a) "Acquiring Person" shall mean any Adverse Person or Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 20% or more of the Common Shares then outstanding (other than as a result of a Permitted Offer) or was such a Beneficial Owner at any time after the date hereof, whether or not such person continues to be the Beneficial Owner of 20% or more of the then outstanding Common Shares. Notwithstanding the foregoing, (A) the term "Acquiring Person" shall not include
(i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or any Subsidiary of the Company, (iv) any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan, or (v) any Person, who or which together with all Affiliates and Associates of such Person becomes the Beneficial Owner of 20% or more of the then outstanding Common Shares as a result of the acquisition of Common Shares directly from the Company, and (B) no Person shall be deemed to be an "Acquiring Person" either (X) as a result of the acquisition of Common Shares by the Company which, by reducing the number of Common Shares outstanding, increased the proportional number of shares beneficially owned by such Person together with all Affiliates and Associates of such Person; except that if (i) a Person would become an Acquiring Person (but for the operation of this subclause X) as a result of the acquisition of Common Shares by the Company, and (ii) after such share acquisition by the Company, such Person, or an Affiliate or Associate of such Person, becomes the Beneficial Owner of any additional Common Shares, then such Person shall be deemed an Acquiring


1 - RIGHTS AGREEMENT


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Person, or (Y) if (i) within 8 days after such Person would otherwise have become an Acquiring Person (but for the operation of this subclause Y), such Person notifies the Board that such Person did so inadvertently and (ii) within 2 days after such notification, such Person is the Beneficial Owner of less than 20% of the outstanding Common Shares.

         (b) "Adverse Person" shall mean any Person declared to be an Adverse Person by the Board after (x) a determination that such Person, alone or together with its Affiliates or Associates, has become the Beneficial Owner of 15% or more of the Common Shares and (y) a determination by the Board, after reasonable inquiry and investigation, including such consultation, if any, with such persons as such directors shall deem appropriate, that (a) such Beneficial Ownership by such Person is intended to cause, is reasonably likely to cause or will cause the Company to repurchase the Common Shares beneficially owned by such Person or to cause pressure on the Company to take action or enter into a transaction or series of transactions which would provide such Person with short-term financial gain under circumstances where the Board determines that the best long-term interests of the Company and its shareholders, but for the actions and possible actions of such Person, would not be served by taking such action or entering into such transaction or series of transactions at that time or (b) such Beneficial Ownership is causing or reasonably likely to cause a material adverse impact (including, but not limited to, impairment of relationships with customers or impairment of the Company's ability to maintain its competitive position) on the business or prospect of the Company; provided, however, that the Board may not declare a Person to be an Adverse Person if, such Person provided to the Board in writing a statement of such Person's acquisition of Common Shares, together with any other information reasonably requested of such Person by the Board, and the Board, based on such statement and reasonable inquiry and investigation, including such consultation, if any, with such person as the directors shall deem appropriate, determines to notify and notifies such Person in writing that it will not declare such Person to be an Adverse Person; provided, further, that the Board may expressly condition in any manner a determination not to declare a Person an Adverse Person on such conditions as the Board may select, including, without limitation, such Person's not acquiring more than a specified amount of stock and/or on such Person's not taking actions inconsistent with the purposes and intention disclosed by such Person in the statement provided to the Board. No delay or failure by the Board to declare a Person to be an Adverse Person shall in any way waive or otherwise affect the power of the Board subsequently to declare a Person to be an Adverse Person. In the event that the Board should at any time determine, upon reasonable inquiry and investigation, including consultation with such person as the directors shall deem appropriate, that such Person has not met or complied with any condition specified by the Board, the Board may at any time thereafter declare such Person to be an Adverse Person.

         (c) "Adjustment Shares" shall have the meaning set forth in Section 11(a)(ii).

         (d) "Adjusted Number of Shares" shall have the meaning set forth in
Section 11(a)(iii).


2 - RIGHTS AGREEMENT


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         (e) "Adjusted Purchase Price" shall have the meaning set forth in
Section 11(a)(iii).

         (f) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Rights Agreement.

         (g) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

                  (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

                  (ii) which such Person or any of such Person's Affiliates or Associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                  (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliates or Associates thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(g)(ii)(B)) or disposing of any securities of the Company.

                  Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially under this Rights Agreement.

         (h) "Board" shall mean the Board of Directors of the Company.

3 - RIGHTS AGREEMENT


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         (i) "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of Oregon and/or the State of New York are authorized or obligated by law or executive order to close.

         (j) "Capital Stock Equivalents" shall have the meaning set forth in
Section 11(a)(iii).

         (k) "Close of Business" on any given date shall mean 5:00 P.M., Pacific Time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Pacific Time, on the next succeeding Business Day.

         (l) "Common Shares" when used with reference to the Company shall mean the shares of common stock, par value $1.00 per share, of the Company or, in the event of a subdivision, combination or consolidation with respect to such shares of Common Shares, the shares of Common Shares resulting from such subdivision, combination or consolidation. "Common Shares" when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

         (m) "Continuing Director" shall mean (i) any member of the Board, while such Person is a member of the Board, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and was a member of the Board prior to the date of this Rights Agreement, or (ii) any Person who subsequently becomes a member of the Board while such Person is a member of the Board, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, if such Person's nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors.

         (n) "Current Market Price" per share of any security on any date shall be deemed to be the average of the daily closing prices per share of such security for the 30 consecutive Trading Days (as such term is defined below) immediately prior to such date for the purpose of any computation under this Rights Agreement; provided, however, that in the event that the Current Market Price per share of any security is determined during a period following the announcement by the issuer of such security of (i) a dividend or distribution on such security or securities convertible into a security, or (ii) any subdivision, combination or reclassification of such security and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Current Market Price per share shall be appropriately adjusted to take into account such dividend, distribution, subdivision, combination or reclassification. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to



4 - RIGHTS AGREEMENT
trading on the New York Stock Exchange or, if the security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the security is listed or admitted to trading or, if the security is not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported on the Nasdaq Stock Market or such other system then in use. If on any such date the security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the security selected by the Board shall be used. If on any such date no such market maker is making a market in the security, the fair value of the security on such date as determined in good faith by the Board shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the security is listed or admitted to trading is open for the transaction of business or, if the security is not listed or admitted to trading on any national securities exchange, a Business Day.

         (o) "Distribution Date" shall mean the earlier of (i) the Share Acquisition Date or (ii) the tenth day (or such later date as may be determined by action of the Board) after the date of the commencement of, or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any Person holding Common Shares for or pursuant to the terms of any such plan) to commence, a tender or exchange offer the consummation of which would result in any Person becoming an Acquiring Person (including any such date which is after the date of this Rights Agreement and prior to the issuance of the Rights); the earlier of such dates being referred to as the "Distribution Date".

         (p) "Equivalent Common Shares" shall have the meaning set forth in
Section 11(b).

         (q) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and any successor statute.

         (r) "Exchange Ratio" shall have the meaning set forth in Section 27.

         (s) "Expiration Date" shall mean December 11, 2006.

         (t) "Interested Shareholder" shall mean any Acquiring Person or any Affiliate or Associate of an Acquiring Person or any other Person in which any such Acquiring Person, Affiliate or Associate has an interest, or any other Person acting directly or indirectly on behalf of or in concert with any such Acquiring Person, Affiliate or Associate.

         (u) "Permitted Offer" shall mean a tender or exchange offer which is for all outstanding Common Shares at a price and on terms determined, prior to the purchase of shares under such tender or exchange offer, by at least a majority of Continuing Directors,


5 - RIGHTS AGREEMENT
to be adequate (taking into account all factors that such directors deem relevant including, without limitation, prices that could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and otherwise in the best interest of the Company and its shareholders (other than the Person or any Affiliate or Associate thereof on whose basis the offer is being made) taking into account all factors that such directors may deem relevant, including, without limitation, those factors described in Section 60.357 of the Oregon Business Corporation Act.

         (v) "Person" shall mean any individual, firm, corporation, partnership, joint venture, association, trust, unincorporated organization, limited liability company or other entity and any successor (by merger or otherwise) of such entity.

         (w) "Principal Party" shall meaning set forth in Section 13(b).

         (x) "Proration Factor" shall meaning set forth in Section 11(a)(iii).

         (y) "Purchase Price" with respect to each Right shall be the price set forth in Section 7(b).

         (z) "Record Date" shall mean January 3, 1997.

         (aa) "Redemption Date" shall mean the time at which the Rights are ordered to be redeemed as provided in Section 23.

         (ab) "Redemption Price" shall have the meaning set forth in Section 23(a).

         (ac) "Right Certificate" shall have the meaning set forth in Section 3(a).

         (ad) "Section 11(a)(ii) Event" shall mean any event described in
Section 11(a)(ii).

         (ae) "Section 13 Event" shall mean any event described in clause (x),
(y) or (z) of Section 13(a).

         (af) "Securities Act" shall mean the Securities Act of 1933, as amended, and any successor statute.

         (ag) "Shares Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to the Exchange Act) by the Company, an Acquiring Person or otherwise that a Person has become an Acquiring Person; provided, that, if such Person is determined not to have become an Acquiring Person pursuant to Section 1(a)(Y), then no Shares Acquisition Date shall be deemed to have occurred.


6 - RIGHTS AGREEMENT


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         (ah) "Subsidiary" of any Person shall mean any corporation or other
Person of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

         (ai) "Triggering Event" shall mean any Section 11(a)(ii) Event or any
Section 13 Event.

         (aj) "Summary of Rights" shall mean a Summary of Rights to Purchase Common Shares, in substantially the form of Exhibit B.

         (ak) "Voting Securities" shall have the meaning set forth in Section
13.

SECTION 2.     APPOINTMENT OF RIGHTS AGENT.

         The Company appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions of this Rights Agreement, and the Rights Agent accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.

SECTION 3.     ISSUANCE OF RIGHT CERTIFICATES.

         (a) Until the Distribution Date: (i) the Rights will be evidenced (subject to the provisions of Section 3(b)) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates (as defined in this Section) and not by separate Right Certificates, and (ii) the right to receive a Right Certificate will be transferable only in connection with the transfer of Common Shares; provided, however, that if a tender offer is terminated prior to the occurrence of a Distribution Date, then no Distribution Date shall occur as a result of such tender offer. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (or the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more Right Certificates, substantially in the form set forth in Exhibit A (a "Right Certificate"), evidencing one Right for each Common Share so held. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

         (b) As soon as practicable after the Record Date, the Company will send a copy of the Summary of Rights by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof together with a copy of the Summary of Rights attached thereto. Until the Distribution Date (or the earlier of the Redemption Date or Expiration Date), the surrender for transfer of any

7 - RIGHTS AGREEMENT
certificate for Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares.

         (c) Certificates for Common Shares which become outstanding (including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c)) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Expiration Date shall be deemed also to be certificates for Rights, and shall bear a legend substantially in the following form:

         This certificate also evidences and entitles the holder to certain rights as set forth in a Rights Agreement between Oregon Metallurgical Corporation and ChaseMellon Shareholder Services, LLC dated as of December 12, 1996, as amended from time to time (the "Rights Agreement"), the terms of which are incorporated herein by reference and a copy of which is on file at the principal offices of Oregon Metallurgical Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Oregon Metallurgical Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, such Rights issued to, or held by any Person who is or becomes an Acquiring Person or an Affiliate or Associate (as defined in the Rights Agreement) and certain related person, whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

         With respect to certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. In the event that the Company purchases or acquires and cancels any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.

SECTION 4.     FORM OF RIGHT CERTIFICATES.

         (a) The Right Certificates (and the forms of election to purchase Common Shares and of assignment to be printed on the reverse thereof) shall be substantially in the form set forth in Exhibit A and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Rights Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or stock market on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions


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


of Sections 11 and 22 of this Rights Agreement, the Right Certificates shall entitle the holders thereof to purchase such number of Common Shares as shall be set forth therein at the Purchase Price set forth therein, but the amount and type of securities purchasable upon exercise of each Right and the Purchase Price shall be subject to adjustment as provided in this Rights Agreement.

         (b) Any Right Certificate issued pursuant to Section 3(a) or Section 22 that represents any Rights which are null and void pursuant to Section 7(e) and any Right Certificate issued pursuant to Section 6 or Section 11 upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain (to the extent feasible) a legend substantially in the following form:

         The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became or has announced an intention to become an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Right Certificate and the Rights represented may become null and void.

         The absence of the foregoing legend on any Right Certificate shall in no way affect any of the other provisions of the Rights Agreement, including, without limitation, the provisions of Section 7(e).

SECTION 5.     EXECUTION, COUNTERSIGNATURE AND REGISTRATION.

         (a) The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, any of its Vice President, or Treasurer either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

         (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office, books for registration and transfer of the Right Certificates issued under this Rights Agreement. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by


9 - RIGHTS AGREEMENT
each of the Right Certificates, the certificate number and the date of issuance of each of the Right Certificates.

SECTION 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES.

         Subject to the provisions of Section 4(b), Section 7(e) and Section 14 of this Rights Agreement, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Expiration Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of Common Shares (or following a Triggering Event, other securities, cash or other property as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and executed the form of assignment on the reverse side of the Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or such former or proposed Beneficial Owner) or such Beneficial Owner's Affiliates or Associates as the Company or Rights Agent shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e) and Section 14, countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

         Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

SECTION 7.     EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS.

         (a) Subject to Section 7(e), the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided in this Rights Agreement) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse


10 - RIGHTS AGREEMENT
side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each Common Share (or other securities, cash or other assets, as the case may be) as to which the Rights are exercised, at or prior to the earlier of
(i) the Expiration Date, or (ii) the Redemption Date.

         (b) The Purchase Price for each Common Share pursuant to the exercise of a Right shall initially be $135.00, shall be subject to adjustment from time to time provided in the next sentence and in Sections 11 and 13(a) and shall be payable in accordance with paragraph (c) below. Anything in this Rights Agreement to the contrary notwithstanding, in the event that at any time after the date of this Rights Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividend in Common Shares) into a greater or lesser number of Common Shares, then in any such case, each Common Share outstanding following such subdivision, combination or consolidation shall continue to have a Right associated therewith and the Purchase Price following any such event shall be proportionally adjusted to equal the result obtained by multiplying the Purchase Price immediately prior to such event by a fraction the numerator of which shall be the total number of Common Shares outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of Common Shares outstanding immediately following the occurrence of such event. The adjustment provided for in the preceding sentence shall be made successively whenever such dividend is declared or paid or such a subdivision, combination or consolidation is effected.

         (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and certificate duly executed, accompanied by payment of the Purchase Price for the Common Shares (or other securities, cash or other assets, as the case may be) to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 6 by certified check, cashier's check, bank draft or money order payable to the order of the Company, the Rights Agent shall (i) (A) requisition from any transfer agent of the Common Shares certificates for the number of shares of Common Shares to be purchased and the Company irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company, in its sole discretion, shall have elected to deposit the Common Shares issuable upon exercise of the Rights hereunder into a depositary, requisition from the depositary agent depositary receipts representing such number of Common Shares as are to be purchased (in which case certificates for the Common Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent), and the Company will direct the depositary agent to comply with such requests, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares of Common Shares in accordance with Section 14 of this Rights Agreement, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder; and (iv) when appropriate, after receipt thereof, deliver such cash to or upon


11 - RIGHTS AGREEMENT
the order of the registered holder of such Right Certificate. In the event that the Company is obligated to issue other securities (including Common Shares) of the Company pursuant to Section 11(a), the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.

         In addition, in the case of an exercise of the Rights by a holder pursuant to Section 11(a)(ii), the Rights Agent shall return such Right Certificate to the registered holder thereof after imprinting, stamping or otherwise indicating thereon that the rights represented by such Right Certificate no longer include the rights provided by Section 11(a)(ii) of the Rights Agreement and if less than all the Rights represented by such Right Certificate were so exercised, the Rights Agent shall indicate on the Right Certificate the number of Rights represented thereby which continue to include the rights provided by Section 11(a)(ii).

         (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 of this Rights Agreement or the Rights Agent shall place an appropriate notation on the Right Certificate with respect to those Rights exercised.

         (e) Notwithstanding anything in this Rights Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any Affiliate or Associate thereof) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any Affiliate or Associate thereof) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has a continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights whether under this Rights Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) are complied with, but shall have no liability to any holder of a Right Certificate or to any other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates or Associates or transferees hereunder.

         (f) Notwithstanding anything in this Rights Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to the registered holder of a Right Certificate upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and


12 - RIGHTS AGREEMENT
signed the certificate contained in the form of election set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former or proposed Beneficial Owner) or the Affiliates or Associates thereof as the Company shall reasonably request.

SECTION 8.     CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES.

         All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

SECTION 9.     RESERVATION AND AVAILABILITY OF COMMON SHARES.

         (a) The Company covenants and agrees that at all times prior to the occurrence of a Section 11(a)(ii) Event it will cause to be reserved and kept available out of its authorized and unissued Common Shares or any authorized and issued Common Shares held in its treasury, the number of Common Shares that will be sufficient to permit the exercise in full of all outstanding Rights, and after the occurrence of a Section 11(a)(ii) Event, shall, to the extent reasonably practicable, so reserve and keep available a sufficient number of Common Shares (and/or other securities) which may be required to permit the exercise in full of the Rights pursuant to this Rights Agreement.

         So long as the Common Shares (and, after the occurrence of a Section 11(a)(ii) Event, preferred shares or other securities) issuable upon the exercise of the Rights may be listed on any national securities exchange or stock market, the Company will use its reasonable efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange or stock market upon official notice of issuance upon such exercise.

         (b) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Common Shares (or preferred shares and/or other securities as the case may be) delivered upon the exercise of Rights shall, at the time of delivery of the certificates for such shares, and other securities (subject to payment of the Purchase Price), be duly and validly authorized and issued, fully paid and nonassessable.

         (c) The Company further covenants and agrees that it will pay when due and payable any and all U.S. federal and state transfer taxes and charges which may be payable


13 - RIGHTS AGREEMENT
in respect of the issuance or delivery of the Right Certificates or any Common Shares (or preferred shares and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to (i) pay any transfer tax which may be payable in respect of any transfer of any Right Certificate or the issuance or delivery of any certificate or depositary receipts for Common Shares (or preferred shares and/or other securities as the case may be) in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for transfer or exercise or (ii) to issue or deliver any certificate or depositary receipts for Common Shares (or preferred shares and/or other securities as the case may be) upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no tax is due.

         (d) The Company shall use its reasonable effort to (i) file, as soon as practicable following the Shares Acquisition Date, a registration statement under the Securities Act, with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and
(iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act and the rules and regulations thereunder) until the date of the expiration of the rights provided by Section 11(a)(ii). The Company will also take such action as may be appropriate under the blue sky laws of the various states.

         (e) Notwithstanding any provision of this Rights Agreement to the contrary, the Rights shall not be exercisable (a) unless and until any regulatory approvals required for the issuance and/or sale of Common Shares upon such exercise have been obtained, (b) in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained or (c) if the exercise thereof, or the issuance and/or sale of the Common Shares to be purchased upon such exercise, shall not be permitted under the Company's Articles of Incorporation, as amended, or any applicable law or administrative or judicial regulation or order.

SECTION 10.    RECORD DATE FOR SECURITIES ISSUED UPON EXERCISE OF RIGHTS.

         Each Person in whose name any certificate for Common Shares (or preferred shares and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares (or preferred shares and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Shares (or preferred shares and/or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (and/or other securities, as the case may be)


14 - RIGHTS AGREEMENT
on, and such certificate shall be dated, the next succeeding Business Day on which the transfer books of the Company are open.

SECTION 11.    ADJUSTMENTS.

         The Purchase Price, the number and kind of securities, cash or other property obtainable upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this
Section 11.

         (a)(i) In the event the Company shall at any time after the date of this Rights Agreement (A) declare a dividend on the Common Shares payable in Common Shares, (B) subdivide the outstanding Common Shares, (C) combine the outstanding Common Shares into a smaller number of Common Shares or (D) issue any shares of its capital stock in a reclassification of Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e), the Purchase Price, as in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Common Shares transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. If an event occurs which would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

                  (ii) In the event any Person, alone or together with its Affiliates or Associates, shall become an Acquiring Person, then proper provision shall be made so that the holder of a Right (except as provided below and in Section 7(e)) shall, for a period of 60 days after the later of the occurrence of any such event or the effective date of an appropriate registration statement under the Securities Act pursuant to Section 9, have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price, in accordance with the terms of this Rights Agreement, such number of shares of Common Shares (or, in the discretion of the Board, preferred shares) as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of Common Shares for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, and dividing that product by (y) 50% of the then Current Market Price per share of the Company's Common Shares on the date of such first occurrence (such number of shares being referred to as the "Adjustment Shares"); provided, however, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to


15 - RIGHTS AGREEMENT
the provisions of Section 13, then only the provisions of Section 13 shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii).

                  (iii) In the event that there shall not be sufficient treasury shares or authorized but unissued (and unreserved) Common Shares to permit the exercise in full of the Rights in accordance with the foregoing subparagraph
(ii) and the Rights become so exercisable (and the Board has determined to make the Rights exercisable into fractions of a Common Share), notwithstanding any other provision of this Rights Agreement, to the extent necessary and permitted by applicable law, each Right shall thereafter represent the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Rights Agreement, (x) a number of (or fractions of) Common Shares (up to the maximum number of Common Shares which may permissibly be issued) and
(y) a number of, or fractions of other equity securities of the Company (or, in the discretion of the Board of Directors, debt) which the Board has determined to have the same aggregate current market value as one share of Common Shares (such number of, or fractions of, Common Shares, debt, or other equity securities of the Company being referred to as a "Capital Stock Equivalent"), equal in the aggregate to the number of Adjustments Shares; provided, however, if sufficient Common Shares and/or Capital Stock Equivalents are unavailable, then the Company shall, to the extent permitted by applicable law, take all such action as may be necessary to authorize additional Common Shares or Capital Stock Equivalents for issuance upon exercise of the Rights, including the calling of a meeting of shareholders; and provided, further, that if the Company is unable to cause sufficient Common Shares and/or Capital Stock Equivalents to be available for issuance upon exercise in full of the Rights, then each Right shall thereafter represent the right to receive the Adjusted Number of Shares upon exercise at the Adjusted Purchase Price. As used in this Rights Agreement, the term "Adjusted Number of Shares" shall be equal to that number of (or fractions of) Common Shares (and /or Capital Stock Equivalents) equal to the product of (x) the number of Adjustment Shares and (y) a fraction, the numerator of which is the number of Common Shares (and/or Capital Stock Equivalents) available for issuance upon exercise of the Rights and the denominator of which is the aggregate number of Adjustment Shares otherwise issuable upon exercise in full of all Rights (assuming there were a sufficient number of Common Shares available) (such fraction being referred to as the "Proration Factor"). The "Adjusted Purchase Price" shall mean the product of the Purchase Price and the Proration Factor. The Board may, but shall not be required to, establish procedures to allocate the right to receive Common Shares and Capital Stock Equivalents upon exercise of the Rights among holders of Rights.

         (b) In case the Company shall fix a record date for the issuance of rights (other than the Rights), options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares (or shares having the same rights, privileges and preferences as the Common Shares ("Equivalent Common Shares")) or securities convertible into Common Shares or Equivalent Common Shares at a price per share of Common Shares (or having a conversion price per share, if a security convertible into Common Shares or Equivalent Common Shares) less than the Current Market Price per share of Common Shares on such


16 - RIGHTS AGREEMENT
record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Common Shares or Equivalent Common Shares outstanding on such record date plus the number of Common Shares or Equivalent Common Shares which the aggregate offering price of the total number of Common Shares or Equivalent Common Shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price and the denominator of which shall be the number of Common Shares or Equivalent Common Shares outstanding on such record date plus the number of additional Common Shares or Equivalent Common Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent. Common Shares and Equivalent Common Shares owned by or held for the account of the Company or any Subsidiary of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

         (c) In case the Company shall fix a record date for the making of a distribution to all holders of the Common Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) or evidences of indebtedness or assets (other than nonliquidating cash dividends or a dividend payable in preferred shares) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price per share of the Common Shares on such record date, less the fair market value (as determined in good faith by the Board whose determination shall be described in a statement filed with the Rights Agent) of the portion of assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Common Share and the denominator of which shall be such Current Market Price per share of the Common Shares; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.


17 - RIGHTS AGREEMENT

         (d) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 11 shall be made to the nearest cent or to the nearest one ten-thousandth of a share as the case may be. Notwithstanding the first sentence of this Section 11(d), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the Expiration Date.

         (e) If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Common Shares, the number of such other securities so receivable upon exercise of any Right and the Purchase Price shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in Section 11(a) through (c), inclusive, and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Common Shares shall apply on like terms to any such other shares.

         (f) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of fractional shares of Common Shares in principal amount equal to that fraction of the Current Market Price or other securities, cash or other property purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided in this Rights Agreement.

         (g) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of Common Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of Common Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(g), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such


18 - RIGHTS AGREEMENT
holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for in this Rights Agreement and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

         (h) Irrespective of any adjustment or change in the Purchase Price or the number of Common Shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of Common Shares which were expressed in the initial Right Certificates issued hereunder.

         (i) Before taking any action that would cause an adjustment reducing the Purchase Price below the par value, if any, of the number of Common Shares, preferred shares or securities issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Shares, preferred shares or other securities at such adjusted Purchase Price.

         (j) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, the issuance to the holder of any Rights exercised after such record date of the Common Shares and other securities, cash or property of the Company, if any, issuable upon such exercise over and above the Common Shares and other securities, cash or property of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) upon the occurrence of the event requiring such adjustment.

         (k) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Common Shares, any issuance wholly for cash of any Common Shares at less than the Current Market Price, any issuance wholly for cash of Common Shares or securities which by their terms are convertible into or exchangeable for Common Shares, any stock dividends or any issuance of rights, options or warrants referred to hereinabove in Section 11, hereafter made by the Company to holders of its Common Shares shall not be taxable to such shareholders.

         (l) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (a) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which does not violate Section 11(m)), (b) merge with or into any


19 - RIGHTS AGREEMENT

Person (other than a Subsidiary of the Company in a transaction which does not violate Section 11(m)), or (c) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction or a series of related transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which does not violate Section 11(m)), if, (x) at the time of or immediately after such consolidation, merger, sale or transfer there are any charter or by-law provisions or any rights, warrants or other instruments or securities outstanding or agreements in effect or other actions taken, which would materially diminish or otherwise eliminate the benefit intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the shareholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates. The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such other Person shall have executed and delivered to the Rights Agent a supplemental agreement evidencing compliance with this Section 11(l).

         (m) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or Section 27, take (or permit any Subsidiary to take) any action the purpose of which is to, or if at the time such action is taken it is reasonably foreseeable that the affect of such action is to, materially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

         (n) The exercise of Rights under Section 11(a)(ii) shall only result in the loss of rights under Section 11(a)(ii) to the extent so exercised and shall not otherwise affect the rights represented by the Rights under this Rights Agreement, including the rights represented by Section 13.

SECTION 12.    CERTIFICATION OF ADJUSTMENTS.

         Whenever an adjustment is made as provided in Sections 11 and 13, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of such adjustment unless and until it shall have received such certificate.

SECTION 13.    CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING
               POWER.

         (a) In the event that, on or following the Share Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any Interested Shareholder or, if in such merger or consolidation all holders of Common Shares are not


20 - RIGHTS AGREEMENT
treated alike, any other Person, (y) the Company shall consolidate with, or merge with, any Interested Shareholder or, if in such merger or consolidation all holders of Common Shares are not treated alike, any other Person, and the Company shall be the continuing or surviving corporation of such consolidation or merger (other than, in a case of any transaction described in (x) or (y) a merger or consolidation which would result in all of the securities generally entitled to vote in the election of directors ("Voting Securities") of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into securities of the surviving entity) all of the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and the holders of such securities not having changed as a result of such merger or consolidation), or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Interested Shareholder or Shareholders or, if in such transaction all holders of Common Shares are not treated alike, any other Person (other than the Company or any Subsidiary of the Company in one or more transactions each of which does not violate Section 11(m), then, in each such case (except as provided in Section 13(d), proper provision shall be made so that (i) each holder of a Right, except as provided in Section 7(e), shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price in accordance with the terms of this Rights Agreement and in lieu of Common Shares, such number of freely tradable Common Shares of the Principal Party, not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (x) multiplying the then current Purchase Price by the number of Common Shares for which a Right was then exercisable (without taking into account any adjustment previously made pursuant to Section 11(a)(ii)) and dividing that product by (y) 50% of the Current Market Price per share of the Common Shares of such Principal Party on the date of consummation of such Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Rights Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 shall apply only to such Principal Party following the first occurrence of a
Section 13 Event; and (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights.

         (b)      "Principal Party" shall mean

                  (i) in the case of any transaction described in clause (x) or
(y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which Common Shares of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation (including, if applicable, the Company if it is the surviving corporation); and


21 - RIGHTS AGREEMENT

                  (ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earnings power transferred pursuant to such transaction or transactions; provided, however, that in any of the foregoing cases, (1) if the Common Shares of such Person are not at such time and have not been continuously over the preceding twelve (12) month period registered under
Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Shares of which are and have been so registered, "Principal Party" shall refer to such other Person; (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Persons, the Common Shares of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value; and (3) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and (2) above shall apply to each of the chains of ownership having an interests in such joint venture as if such party were a "Subsidiary" of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interest in such Person bear to the total of such interest.

         (c) The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of its authorized Common Shares which have not been issued or reserved for issuance to permit the exercise in full of the rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger, sale or transfer mentioned in paragraph (a) of this Section 13, the Principal Party at its own expense shall:

                  (i) prepare and file a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date;

                  (ii) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate; and

                  (iii) deliver to holders of the Rights historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

                  The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. The rights under this Section 13 shall be in


22 - RIGHTS AGREEMENT
addition to the rights to exercise Rights and adjustments under Section 11(a)(ii) and shall survive any exercise thereof.

         (d) Notwithstanding anything in this Rights Agreement to the contrary,
Section 13 shall not be applicable to a transaction described in subparagraphs
(x) and (y) of Section 13(a) if: (i) such transaction is consummated with a Person or Persons who acquired Common Shares pursuant to a Permitted Offer (or a wholly owned Subsidiary of any such Person or Persons); (ii) the price per Common Share offered in such transaction is not less than the price per Common Shares paid to all holders of Common Shares whose shares were purchased pursuant to such Permitted Offer; and (iii) the form of consideration offered in such transaction is the same as the form of consideration paid pursuant to such Permitted Offer. Upon consummation of any such transaction contemplated by this
Section 13(d), all Rights shall expire.

SECTION 14.    FRACTIONAL RIGHTS AND FRACTIONAL STOCK.

         (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the counter market, as reported by the Nasdaq Stock Market or such other system then in use, or if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board shall be used.

         (b) The Company shall not be required to issue fractions of Common Shares upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares. Fractions of Common Shares may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are


23 - RIGHTS AGREEMENT
entitled as beneficial owners of the Common Shares represented by such depositary receipts. In lieu of fractional Common Shares, the Company may at its option (i) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or in bearer form (represented by a certificate) which shall entitle the holder to receive a full share of Common Shares upon the surrender of such scrip or warrants aggregating a full share of Common Shares, or (ii) pay to the registered holders of Right Certificates at the time such Right Certificates are exercised as provided in this Rights Agreement an amount in cash equal to the same fraction of the current market value of a share of Common Shares. For purposes of this Section 14(b), the current market value of a share of Common Shares shall be the closing price of a share of Common Shares (as determined pursuant to Section 1(n)) for the Trading Day immediately prior to the date of such exercise.

         (c) Following the occurrence of one of the transactions or events specified in Section 11 giving rise to the right to receive Common Shares, Capital Stock Equivalents (other than Common Shares) or other securities upon the exercise of a Right, the Company shall not be required to issue fractions of shares or units of such Common Shares, Capital Stock Equivalents or other securities upon exercise of the Rights or to distribute certificates which evidence fractional shares or units of such Common Shares, Capital Stock Equivalents or other securities, the Company may pay to the registered holders of Rights Certificate at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the Current Market Value of a share or unit of such Common Shares, Capital Stock Equivalents or other securities. For purposes of this Section 14(c), the Current Market Value for the Trading Day immediately prior to the date of such exercise and, if such Capital Stock Equivalent is not traded, each such Capital Stock Equivalent shall have the value of the designated portion of a Common Share.

         (d) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided otherwise in this Rights Agreement).

SECTION 15.    RIGHTS OF ACTION.

         All rights of action in respect of this Rights Agreement, excepting the rights of action given to the Rights Agent under Section 18, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Rights Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Rights Agreement and will be entitled to specific performance of the


24 - RIGHTS AGREEMENT
obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Rights Agreement.

SECTION 16.    AGREEMENT OF RIGHTS HOLDERS.

         Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:


         (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

         (b) after the Distribution Date, the Right Certificates will be transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate form fully executed;

         (c) subject to Section 6 and Section 7(f), the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

         (d) notwithstanding anything in this Rights Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or a beneficial interest in a Right or other Person as a result of its inability to perform any of its obligations under this Rights Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted of otherwise overturned as soon as possible.

SECTION 17.    RIGHT CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER.

         No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Common Shares, or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders


25 - RIGHTS AGREEMENT

(except as provided in Section 25), or to receive dividends, distributions, subscription rights, or to exercise preemptive or subscription rights or to institute, as a holder of Common Shares, or other securities issuable on exercise of the Rights represented by any Right Certificate, any derivative action on behalf of the Company, or otherwise, until and only to the extent the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions of this Rights Agreement.

SECTION 18.    CONCERNING THE RIGHTS AGENT.

         The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Rights Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Rights Agreement, including the costs and expenses of defending against any claim of liability in the premises. Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage. The indemnity provided for herein shall survive the expiration of the Rights and the termination of this Rights Agreement.

         The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Rights Agreement in reliance upon any Right Certificate or certificate for the Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20.

SECTION 19.    MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT.

         Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Rights Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of
Section 21.


26 - RIGHTS AGREEMENT

         In case at the time such successor Rights Agent shall succeed to the agency created by this Rights Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

         In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

SECTION 20.    DUTIES OF RIGHTS AGENT.

         The Rights Agent undertakes only those duties and obligations imposed by this Rights Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

         (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

         (b) Whenever in the performance of its duties under this Rights Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Rights Agreement in reliance upon such certificate.

         (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own negligence, bad faith or willful misconduct.

         (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Rights Agreement or in the Right Certificates (except


27 - RIGHTS AGREEMENT
its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

         (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Rights Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Rights Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 7(e)) or any adjustment in required under the provisions of Section 11 or Section 13 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of certificate described in Section 12); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued pursuant to this Rights Agreement or any Right Certificate or as to whether any Common Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

         (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Rights Agreement.

         (g) The Rights Agent is authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Rights Agreement and the date on or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instruction in response to such application specifying the action to be taken or omitted.

         (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be


28 - RIGHTS AGREEMENT
interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Rights Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

         (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

         (j) No provision of this Rights Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

         (k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

SECTION 21.    CHANGE OF RIGHTS AGENT.

         The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Rights Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 60 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 60 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be either (A) a corporation or limited liability company authorized to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus


29 - RIGHTS AGREEMENT
of at least $100,000,000 or (B) an affiliate of such a corporation or limited liability company. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares, and mail a notice thereof to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

SECTION 22.    ISSUANCE OF NEW RIGHT CERTIFICATES.

         Notwithstanding any of the provisions of this Rights Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Rights Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the earlier of the Redemption Date and the Expiration Date, the Company (a) shall, with respect to Common Shares so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, granted or awarded prior to or on the Distribution Date, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued, and (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

SECTION 23.    REDEMPTION AND TERMINATION.

         (a) (i) The Board may, at its option, redeem all but not less than all of the then outstanding Rights at a redemption price of $.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of this Rights Agreement (such redemption price referred to as the "Redemption Price"), at any time prior to the earlier of (x) the occurrence of a Section 11(a)(ii) Event, or (y) the Expiration Date. The redemption of the Rights by the Board may be made effective at such time on such basis and with such conditions as the Board in its sole discretion may establish. The Company may, at its option, pay the Redemption Price in cash, shares of Common Shares (based on the Current Market Price of the Common


30 - RIGHTS AGREEMENT

Shares at the time of redemption) or any other form of consideration deemed appropriate by the Board.

                  (ii) In addition, the Board may, at its option, at any time following the occurrence of a Section 11(a)(ii) Event and the expiration of any period during which the holder of Rights may exercise the rights under Section 11(a)(ii) but prior to any Section 13 Event redeem all but not less than all of the then outstanding Rights at the Redemption Price (x) in connection with any merger, consolidation or sale or other transfer (in one transaction or in a series of related transactions) of assets or earning power aggregating 50% or more of the earning power of the Company and its Subsidiaries (taken as a whole) in which all holders of Common Shares are treated alike and not involving (other than as a holder of Common Shares being treated like all other such holders) an Interested Shareholder or (y)(aa) if and for so long as the Acquiring Person is not thereafter the Beneficial Owner of 20% of the Common Shares, and (bb) at the time or redemption no other Persons are Acquiring Person.

         (b) If the Board authorizes redemption of the Rights in accordance with
Section 23(a)(i) or (ii) above, then there must be Continuing Directors then in office and such authorization shall require the concurrence of a majority of such Continuing Directors if: (i) such authorization occurs on or after the time a Person becomes an Acquiring Person, or (ii) such authorization occurs on or after the date of a change (resulting from a proxy or consent solicitation) in a majority of the directors in office at the commencement of such solicitation if any Person who is a participant in such solicitation has stated (or, if upon the commencement of such solicitation, a majority of the Board has determined in good faith) that such Person (or any of its Affiliates or Associates) intends to take, or may consider taking, any action which would result in such Person becoming an Acquiring Person or which would cause the occurrence of a Triggering Event.

         (c) In the case of a redemption permitted under Section 23(a)(i), immediately upon the date for redemption set forth (or determined in the manner specified in) in a resolution of the Board ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. In the case of a redemption permitted only under Section 23(a)(ii), the evidence of which shall have been filed with the Rights Agent, the right to exercise the Rights will terminate and represent only the right to receive the Redemption Price upon the later of ten Business Days following the giving of such notice or the expiration of any period during which the rights under Section 11(a)(ii) may be exercised. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within ten days after such date for redemption set forth in a resolution of the Board ordering the redemption of the Rights, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the distribution Date, on the registry books of the transfer agent for the Common Shares.


31 - RIGHTS AGREEMENT

Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23, and other than in connection with the purchase of Common Shares prior to the Distribution Date.

         (d) The Company may, at its option, discharge all of its obligations with respect to the Rights by (i) issuing a press release announcing the manner of redemption of the Rights in accordance with this Rights Agreement and (ii) mailing payment of the Redemption Price to the registered holders of the Rights at their last addresses as they appear on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent of the Common Shares, and upon such action, all outstanding Rights and Right Certificates shall be null and void without any further action by the Company.

SECTION 24.    NOTICE OF CERTAIN EVENTS.

         (a) In case the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of Common Shares or to make any other distribution to the holders of Common Shares (other than a nonliquidating cash dividend), (ii) to offer to the holders of Common Shares rights or warrants to subscribe for or to purchase any additional Common Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of Common Shares (other than a reclassification involving only the subdivision of outstanding Common Shares), (iv) to effect any consolidation or merger into or with any Person (other than a Subsidiary of the Company in a transaction which does not violate Section 11(m)), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person or Persons (other than the Company or and/or any of its Subsidiaries in one or more transactions each of which does not violate Section 11(m)), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares if any such date is to be fixed, and such notice shall be so given, in the case of any action covered by clause (i) or (ii) above, at least 20 days prior to the record date for determining holders of Common Shares for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares, whichever shall be the earlier.

         (b) In case of a Section 11(a)(ii) Event, then (i) the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, a notice of the occurrence


32 - RIGHTS AGREEMENT
of such event, which notice shall describe the event and the consequences of the event to holders of Rights under Section 11(a)(ii) and (ii) all references in the preceding paragraph (a) to Common Shares shall be deemed thereafter to refer also to preferred shares and/or, if appropriate, other securities of the Company.

SECTION 25.    NOTICES.

         Notices or demands authorized by this Rights Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                           Oregon Metallurgical Corporation
                           530 34th Avenue, S.W.
                           Albany, Oregon  97321
                           Attention:  Vice President, Finance

Subject to the provisions of Section 21, any notice or demand authorized by this Rights Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                           ChaseMellon Shareholder Services, LLC
                           520 Pike Street, Suite 1220
                           Seattle, Washington  98101

Notices or demands authorized by this Rights Agreement to be given or made by the Company or the Rights Agent to the holder of the Common Shares or of any Right Certificate shall be sufficiently given or made if sent by first-class mail postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

SECTION 26.    SUPPLEMENTS AND AMENDMENTS.

         (a) Prior to the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Rights Agreement without the approval of any holder of the certificates representing Common Shares.

         (b) From and after the Distribution Date, the Company and the Rights Agent shall if the Company so directs, supplement or amend this Rights Agreement without the approval of any holders of Right Certificates in order to (i) to cure any ambiguity, (ii) to correct or supplement any provision contained in this Rights Agreement which may be defective or inconsistent with any other provision of this Rights Agreement, (iii) to shorten


33 - RIGHTS AGREEMENT
or lengthen any time period, or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely effect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of Acquiring Person); provided, however, that this Rights Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence,
(A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (b) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights.

         (c) Upon the delivery of a certificate from any appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment, provided that such supplement or amendment does not adversely affect the rights or obligations of the Rights Agent under Section 18 or Section 20 of this Rights Agreement.

         (d) Notwithstanding anything contained in this Rights Agreement to the contrary, in the event that a majority of the Board is comprised of Persons who are not Continuing Directors then this Rights Agreement may not be amended or supplemented in any manner reasonably likely to have the purpose or effect of facilitating any merger, consolidation or sale of assets described in Section 13(a) or any acquisition of Common Shares of the Company which would result in a Person becoming an Acquiring Person or an Affiliates or Associate of such a Person.

SECTION 27.    EXCHANGE.

         (a) The Board may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii)) for Common Shares of the Company at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of this Rights Agreement (such exchange ratio being referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

         (b) Immediately upon the action of the Board ordering the exchange of any Rights pursuant to Section 27(a) and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any


34 - RIGHTS AGREEMENT
defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii)) held by each holder of Rights.

         (c) In any exchange pursuant to this Section 27, the Company, at its option, may substitute preferred shares or other securities for some or all of the Common Shares exchangeable for Rights, as appropriately adjusted to reflect adjustments in the voting rights of the securities, so that the fraction of a security delivered in lieu of each Common Share shall have the same voting rights as one Common Share.

         (d) In the event that there shall not be sufficient Common Shares or preferred shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 27, the Company shall take all such action as may be necessary to authorize additional Common Shares or preferred shares for issuance upon exchange of the Rights.

SECTION 28.    DETERMINATION AND ACTIONS BY THE BOARD.

         The Board shall have the exclusive power and authority to administer this Rights Agreement and to exercise all rights and powers specifically granted to the Board, or the Company, or as may be necessary or advisable in the administration of this Rights Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Rights Agreement, and
(ii) make all determinations deemed necessary or advisable for the administration of this Rights Agreement (including, without limitation, a determination to redeem or not redeem the Rights or to amend the Rights Agreement and whether any proposed amendment adversely affects the interests of the holders of Right Certificates). For all purposes of this Rights Agreement, any calculation of the number of Common Shares or other securities outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares or any other securities of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act as in effect on the date of this Rights Agreement. All such actions, calculation, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Right Certificates and all other parties, and (y) not subject the Board to any liability to the holder of the Right Certificates.


35 - RIGHTS AGREEMENT

SECTION 29.    SUCCESSORS.

         All the covenants and provisions of this Rights Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 30.    BENEFITS OF THIS RIGHTS AGREEMENT.

         Nothing in this Rights Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Rights Agreement; but this Rights Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

SECTION 31.    SEVERABILITY.

         (a) If any term, provision, covenant or restriction of this Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Rights Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         (b) If legal counsel to the Company delivers to the Company a written opinion to the effect that, any term, provision, covenant or restriction of this Rights Agreement may be invalid, void, or unenforceable, then, notwithstanding any other provision of this Rights Agreement, the Company and the Rights Agent may amend this Rights Agreement to modify, revise or delete such term, provision, covenant or restriction to the extent necessary to comply with such law.

SECTION 32.    GOVERNING LAW.

         This Rights Agreement, each Right and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Oregon and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

SECTION 33.    COUNTERPARTS.

         This Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.


36 - RIGHTS AGREEMENT

SECTION 34.    DESCRIPTIVE HEADINGS.

         Descriptive headings of the several Sections of this Rights Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties have caused this Rights Agreement to be duly executed and attested, all as of the day and year first above written.


Attest:                                 OREGON METALLURGICAL
                                        CORPORATION


By: /s/ Dennis P. Kelly                 By: /s/ Carlos E. Aguirre
   --------------------------------        -------------------------------------
       Dennis P. Kelly                         Carlos E. Aguirre
Title: Vice President, Finance,         Title: President and Chief Executive
       Treasurer and Secretary                 Officer



Attest:                                 CHASEMELLON SHAREHOLDER
                                        SERVICES, LLC


By: /s/ Pauline Skudler                 By: /s/ Dennis Treibel
   --------------------------------        -------------------------------------
       Pauline Skudler                         Dennis Treibel
Title: Assistant Vice President         Title: Assistant Vice President
      -----------------------------           ----------------------------------




Exhibit A - Form of Right Certificate
Exhibit B - Summary of Rights to Purchase Common Shares

37 - RIGHTS AGREEMENT

                                    EXHIBIT A

                            Form of Right Certificate
                                   Certificate

Certificate No. R-                                           ____________ Rights

                  NOT EXERCISABLE AFTER DECEMBER 11, 2006 OR
                  EARLIER IF REDEEMED BY THE COMPANY.  THE
                  RIGHTS ARE SUBJECT TO REDEMPTION AT $.01 PER
                  RIGHT ON THE TERMS SET FORTH IN THE RIGHTS
                  AGREEMENT

                                Right Certificate

                        OREGON METALLURGICAL CORPORATION


         This certifies that ___________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of December 12, 1996 and as amended July 24, 1997 (the "Rights Agreement"), between Oregon Metallurgical Corporation, an Oregon corporation (the "Company"), and ChaseMellon Shareholder Services, LLC (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., Pacific Time, on December 11, 2006, unless the Rights shall have been previously redeemed by the Company, at the principal office of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent, one share of common stock, par value $1.00 per share, of the Company ("Common Shares"), at a purchase price of $135.00 per Common Share (the "Purchase Price") (subject to further adjustment) upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The Purchase Price may be paid in cash or by certified bank check or money order payable to the order of the Company. The number of Rights evidenced by this Right Certificate (and the number of Common Shares which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of _____________, ____, based on the Common Shares as constituted at such date.

         Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Right Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate who becomes a transferee after the Acquiring Person becomes such, or
(iii) under certain circumstances specified in the Rights Agreement, a transferee of any such Acquiring Person, Associate or Affiliate who becomes a transferee prior to or concurrently with the Acquiring Person becoming such, such Rights shall become null and void and no holder thereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

         As provided in the Rights Agreement, the Purchase Price and the number of Common Shares, other securities, cash or other property which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events (as such term is defined in the Rights Agreement).

         This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement which terms, provisions and conditions are incorporated herein by reference and made a part hereof and to which Rights Agreement references are made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Capitalized terms used in this Right Certificate have the same meanings as such terms are defined in the Rights Agreement. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

         This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Common Shares or other property as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at a redemption price of $.01 per Right (subject to adjustment as provided in the Rights Agreement).

         No fractional Common Shares are required to be issued upon the exercise of any Rights or Rights evidenced hereby, but in lieu thereof the Company may elect to (i) evidence fractional shares by depositary receipts, (ii) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or in bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share or (iii) make a cash payment, as provided in the Rights Agreement.

         No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Shares or of any other securities, cash or property of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of__________________, 19__.


Attest:                                     OREGON METALLURGICAL CORPORATION


                                            By:_________________________________


Countersigned:


CHASEMELLON SHAREHOLDER SERVICES, LLC


By:__________________________________
         Authorized Signature

                    Form of Reverse Side of Right Certificate

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
               holder desires to transfer the Right Certificate.)

         FOR VALUE RECEIVED ________________________ sells, assigns and transfers unto _________________________________________________________________
________________________________________________________________________________
                  (Please print name and address of transferee)

________________________________________________________________________________

this Right Certificate together with all right, title and interest therein, and does irrevocably constitute and appoint _________ Attorney, to transfer the within Right Certificate on the books of the within named Company, with full power of substitution.

Dated: __________________, ____

                                             ___________________________________
                                             Signature
Signature Guaranteed:

         The signature(s) must be guaranteed by a brokerage firm or a financial institution that is a member of an approved medallion program, such as Securities Transfer Agents Medallion Program (STAMP), Stock Exchange Medallion Program (SEMP) or New York Stock Exchange, Inc. Medallion Signature Program
(MSP).

                                   CERTIFICATE

         The undersigned certifies that (1) the Rights evidenced by this Right Certificate are not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and (2) after due inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


                                             ___________________________________
                                             Signature
                                _______________

                          FORM OF ELECTION TO PURCHASE

                      (To be executed if holder desires to
           exercise the Rights represented by this Right Certificate.)

To:  Rights Agent

         The undersigned irrevocably elects to exercise __________ Rights represented by this Right Certificate to purchase the shares of Common Shares, preferred shares or other securities, cash or other property issuable upon the exercise of such Rights and requests that certificates for such shares or other securities be issued in the name of, and such cash or other property be paid to:
Please insert social security or other identifying number ______________________
________________________________________________________________________________

                         (Please print name and address)

________________________________________________________________________________

         If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:
Please insert social security or other identifying number ______________________
________________________________________________________________________________

                         (Please print name and address)

________________________________________________________________________________

Dated: __________________, ____

                                             ___________________________________
                                             Signature
Signature Guaranteed:

         The signature(s) must be guaranteed by a brokerage firm or a financial institution that is a member of an approved medallion program, such as Securities Transfer Agents Medallion Program (STAMP), Stock Exchange Medallion Program (SEMP) or New York Stock Exchange, Inc. Medallion Signature Program
(MSP).

                                   CERTIFICATE

         The undersigned certifies that (1) the Rights evidenced by this Right Certificate are not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and (2) after due inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

                                             ___________________________________
                                             Signature
                                _______________

                                     NOTICE

         The signature in the foregoing Forms of Assignment and Election to Purchase and certificate must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

         In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                _______________

                                    EXHIBIT B
                   SUMMARY OF RIGHTS TO PURCHASE COMMON SHARES

         On December 12, 1996 the Board of Directors of Oregon Metallurgical Corporation, an Oregon corporation (the "Company"), declared a dividend of a right to purchase one-fifth of a share of common stock and a note, which was replaced and amended with a right to purchase one share of common stock (a "Right") as of July 24, 1997 for each outstanding share of common stock, par value $1.00 per share, of the Company (the "Common Shares"). The dividend is payable to the shareholders of record as of the close of business on January 3, 1997 (the "Record Date"), and with respect to Common Shares issued thereafter until the Distribution Date (as defined below), and, in certain circumstances, with respect to Common Shares issued after the Distribution Date. Except as set forth below, each Right, when it becomes exercisable, entitles the registered holder to purchase from the Company one Common Share, at an initial purchase price of $135.00 per Common Share, subject to adjustment (the "Purchase Price"). The description and terms of the Rights are set forth in the Rights Agreement dated as of December 12, 1996 and as amended as of July 24, 1997 (the "Rights Agreement"), between the Company and ChaseMellon Shareholder Services, LLC as Rights Agent.

         Initially, the Rights will be attached to all certificates representing Common Shares then outstanding, and no separate Right Certificate will be distributed. The Rights will separate from the Common Shares upon the earlier to occur of (i) a person or group of affiliated or associated persons having acquired beneficial ownership of 20% or more of the outstanding Common Shares (except pursuant to a Permitted Offer); or (ii) 10 days (or such later date as the Board may determine) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in a person or group becoming an Acquiring Person (the earlier of such dated being called the "Distribution Date"). A person or group whose acquisition of Common Shares causes a Distribution Date pursuant to clause (i) above is an "Acquiring Person". The date that a person or group becomes an Acquiring Person is the "Shares Acquisition Date".

         The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights) new Common Shares certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.


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


         THE RIGHTS ARE NOT EXERCISABLE UNTIL THE DISTRIBUTION DATE and will expire on the close of business on December 11, 2006, unless earlier redeemed by the Company as described below.

         In the event that any person becomes an Acquiring Person (except pursuant to a tender or exchange offer which is for all outstanding Common Shares at a price and on terms which a majority of certain members of the Board of Directors determines to be adequate and in the best interest of the Company, its shareholders and other relevant constituencies, other than such Acquiring Person, affiliates and associates (a "Permitted Offer")), each holder of a Right will thereafter have the right (the "Flip-In Right") to receive upon exercise the number of Common Shares (or, in certain circumstances, other securities of the Company) having a value (immediately prior to such triggering event) equal to two times the exercise price of the Right. Notwithstanding the foregoing, following the occurrence of the events described above, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or any affiliate or associate thereof will be null and void.

         In the event that, at any time following the Shares Acquisition Date,
(i) the Company is acquired in a merger or other business combination transaction in which the holders of all of the outstanding Common Shares immediately prior to the consummation of the transaction are not the holders of all of the surviving corporation's voting power, or (ii) more than 50% of the Company's assets or earning power is sold or transferred, in either case with or to any Acquiring Person or any affiliate or associate or any other person in which such Acquiring Person, affiliate or associate has an interest or any person acting on behalf of or in concert with such Acquiring Person, affiliate or associate, or, if in such transaction all holders of Common Shares are not treated alike, any other person, then each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right (the "Flip-Over Right") to receive, upon exercise, common shares of the acquiring company having a value equal to two times the exercise price of the Right. The holder of a Right will continue to have the Flip-Over Right whether or not such holder exercises or surrenders the Flip-In Right.

         The Purchase Price payable, and the number of securities issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) upon the grant to holders of Common Shares of certain rights or warrants to subscribe for or purchase Common Shares at a price, or securities convertible into Common Shares at a conversion price, less than the then current market price for the Common Shares, or (iii) upon a distribution to all holders of the Common Shares of evidences of indebtedness or assets (excluding nonliquidating cash dividends) or subscription rights or warrants (other than those referred to above).

         The number of outstanding Rights and the number of Common Shares issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combination of the Common Shares occurring, in any such case, prior to the Distribution Date.

         With certain exceptions, no adjustment in the Purchase Price will be required unless cumulative adjustments require an adjustment of at least 1% in the Purchase Price. No fractional Rights or Common Shares will be issued (other than fractions which are in denominations of $10 or integral multiples thereof) and in lieu thereof, at the election of the Company an adjustment in cash may be made based on the market price of the Common Shares on the last trading date prior to the date of exercise, or the Company may issue script, warrants or depositary receipts.

         At any time prior to the earlier to occur of (i) a person becoming an Acquired Person, (ii) the expiration of the Rights, and under certain other circumstances, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right, subject to adjustment (the "Redemption Price") which redemption shall be effective upon the action of the Board. Additionally, following the Shares Acquisition Date, the Company may redeem the outstanding Rights in whole, but not in part, at the Redemption Price; provided that such redemption is in connection with a merger or other business combination transaction or series of transactions involving the Company in which all holders of Common Shares are treated alike but not involving an Acquiring Person or its affiliates or associates.

         All of the provisions of the Rights Agreement may be amended by the Board prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or, subject to certain limitations, to shorten or lengthen any time period under the Rights Agreement.

         Until the Rights are exercised, the holder, thereof, as such, will have no rights as a shareholder of the Company, including without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders of the Company, shareholders may, depending upon the circumstances, recognize taxable income should the Rights become exercisable or upon the occurrence of certain events thereafter.

         Copies of the Rights Agreement will be filed with the Securities and Exchange Commission as Exhibits to a Registration Statement on Form 8-A dated October __, 1997. Copies of the Rights Agreement will be available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.


                                       B-3